UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

QUINTILES TRANSNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Emperor Blvd. Durham, North Carolina		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Receivables Financing Agreement

On December 5, 2014, (i) Quintiles Laboratories, LLC, as an originator of receivables, (ii) Quintiles Commercial US, Inc., as an originator of receivables, and (iii) Quintiles, Inc., as an originator of receivables, and as initial servicer of the receivables for itself and the other Originators (collectively, the “Originators”), each a wholly owned subsidiary of Quintiles Transnational Holdings Inc. (the “Company”), with (iv) Quintiles Funding LLC (“QSPE”), a North Carolina special purpose entity and wholly-owned subsidiary of the Company, as buyer, entered into a Purchase and Sale Agreement (the “Purchase Agreement”). In addition, on that date, QSPE entered into a Receivables Financing Agreement (the “Receivables Financing Agreement”), by and among (i) QSPE, as borrower, (ii) Quintiles, Inc., as initial servicer, (iii) PNC Bank, N.A. (“PNC”), as administrative agent and lender, and (iv) the additional persons from time to time party thereto as lenders (the “Lenders”). Together, the Purchase Agreement and the Receivables Financing Agreement establish the primary terms and conditions of an accounts receivable securitization program (the “Securitization”).

Pursuant to the Securitization, the Originators will sell current and future trade receivables to QSPE and QSPE will, in turn, borrow a $275,000,000 term loan from PNC, secured by liens on the receivables, to finance the initial purchase of receivables. Upon the closing of the term loan PNC also will commit to lend up to an additional $25,000,000 of revolving loans to QSPE, secured by liens on the receivables, and to the extent the initial term loan is prepaid prior to maturity, QSPE will have access to additional revolving loans replacing the repaid term loan of up to an additional $35,000,000.

QSPE’s assets and credit are not available to satisfy the debts and obligations owed to the creditors of the Company, Quintiles Transnational Corp., a wholly owned subsidiary of the Company (“Quintiles”), or any of the Originators. The Originators, and Quintiles, Inc. as servicer, are independently liable for their own customary representations, warranties, covenants and indemnities. In addition, Quintiles has guaranteed the performance of the obligations of the Originators and Quintiles, Inc. as servicer, and will guarantee the obligations of any additional originators or successor servicer that may become party to the Securitization. The Company will include QSPE’s assets, liabilities and results of operations in its consolidated financial statements.

Loans under the Securitization will accrue interest at a reserve-adjusted LIBOR rate or a base rate equal to the highest of (i) the applicable lender’s prime rate, (ii) the federal funds rate plus 0.50% or (iii) the reserve-adjusted LIBOR rate plus 0.50%. In addition, QSPE paid certain structuring fees to PNC Capital Markets LLC and will pay other customary fees to the lenders. QSPE may prepay term loans with five business days’ notice, may prepay revolving loans with two days’ notice, and may terminate the Securitization with 10 days’ prior notice.

The Securitization contains various customary representations and warranties and covenants, and default provisions which provide for the termination and acceleration of the commitments and loans under the Securitization in circumstances including, but not limited to, failure to make payments when due, breach of representation, warranty or covenant, certain insolvency events or failure to maintain the security interest in the trade receivables, and defaults under other material indebtedness.

The Securitization terminates on December 5, 2018, unless terminated earlier pursuant to its terms.

The foregoing description of the Securitization is qualified in its entirety by reference to the full text of each of the Purchase Agreement and Receivables Financing Agreement, copies of which are respectively attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated as of December 5, 2014, by and among Quintiles, Inc., as originator and initial servicer, Quintiles Laboratories, LLC, as originator, Quintiles Commercial US, Inc., as originator, and Quintiles Funding LLC, as buyer.

10.2	Receivables Financing Agreement dated as of December 5, 2014, by and among Quintiles Funding LLC, as borrower, Quintiles, Inc., as initial servicer, PNC Bank, N.A., as administrative agent and lender, and the additional persons from time to time party thereto as lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2014	QUINTILES TRANSNATIONAL HOLDINGS INC.

	By:	/s/ Kevin K. Gordon
Kevin K. Gordon
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated as of December 5, 2014, by and among Quintiles, Inc., as originator and initial servicer, Quintiles Laboratories, LLC, as originator, Quintiles Commercial US, Inc., as originator, and Quintiles Funding LLC, as buyer.

10.2	Receivables Financing Agreement dated as of December 5, 2014, by and among Quintiles Funding LLC, as borrower, Quintiles, Inc., as initial servicer, PNC Bank, N.A., as administrative agent and lender, and the additional persons from time to time party thereto as lenders.